Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Great Ajax Corp. of our report dated March 29, 2016, relating to the consolidated financial statements and schedule of Great Ajax Corp. and subsidiaries which report appears in the Form 10-K of Great Ajax Corp. for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Portland, Oregon

July 21, 2016